EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Douglas M. Pasquale	Mark L. Desmond
	President & CEO	Senior Vice President & CFO
	(949) 718-4400	(949) 718-4400

NHP REPORTS FIRST QUARTER RESULTS

(NEWPORT BEACH, California, April 27, 2004) … Nationwide Health Properties, Inc. (NYSE:NHP) announced today results of its operations for the first quarter of 2004.

Revenues for the first quarter of 2004 were $41,192,000 versus $39,880,000 a year ago and income available to common stockholders was $12,637,000 ($0.20 per share) compared to $10,991,000 ($0.22 per share) for the first quarter of 2003. Included in the first quarter of 2004 is a one-time charge of $1,402,000 ($0.02 per share) for accrued benefits related to Bruce Andrews’ retirement from his position as President and CEO. Included in first quarter 2003 income was a provision for the impairment of certain assets of $645,000 ($0.01 per share). Funds from operations (FFO) for the first quarter of 2004, which includes the impact of the previously mentioned charge, was $23,389,000 ($0.36 per diluted share) compared with $22,497,000 ($0.46 per diluted share) for the first quarter of 2003. (FFO is a non-GAAP measure that the Company believes is important to an understanding of its operations; a reconciliation between FFO and net income, the most directly comparable GAAP financial measure, is included in the accompanying financial data.)

During the first quarter of 2004, we completed the acquisition of four skilled nursing facilities, two assisted and independent living facilities and five specialty hospitals for a total investment of $79,389,000. In addition, as previously announced, on April 1, 2004, we acquired 17 assisted living facilities for approximately $136,000,000 that we leased to Emeritus.

“I am pleased with the results of our first quarter and our activities so far this year,” said Douglas M. Pasquale, President & Chief Executive Officer. “Among the accomplishments for 2004 are NHP’s $140 million net equity offering in January, the Emeritus transaction and, most recently, the expansion of our credit facility by $250 million to $400 million. We have strengthened our balance sheet and financial flexibility and are well positioned to continue our growth. We are re-affirming our 2004 guidance of $1.68 of FFO per share excluding the retirement package impact of $0.02 per share.”

The Company has scheduled a conference call and webcast today at 1:30 p.m. Pacific time in order to present the Company’s performance and operating results for the quarter ended March 31, 2004. The conference call is accessible by dialing (877) 356-5705 and referencing conference ID number 6683991 or by logging on to our website at www.nhp-reit.com. The earnings release and any additional financial information that may be discussed on the conference call will also be available on our website. A digitized replay of the conference call will be available from 4:30 p.m. Pacific time today until midnight Tuesday, May 11, 2004. Callers can access the replay be dialing (800) 642-1687 or (706) 645-9291 and entering conference ID number 6683991. Webcast replays will also be available on our website for at least 12 months following the conference call.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and long-term care facilities. The Company and its joint venture have investments in 398 facilities in 38 states. For more information on Nationwide Health Properties, Inc., visit our website at www.nhp-reit.com.

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Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: continued deterioration of the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in tax laws and regulations affecting real estate investment trusts; and the risk factors described under the heading “Risk Factors” in our annual report on Form 10-K filed with the SEC on March 9, 2004.

NATIONWIDE HEALTH PROPERTIES, INC.

STATEMENTS OF OPERATIONS

MARCH 31, 2004

(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

	Three Months Ended March 31,
	2004	2003
Revenues:
Rental income	$38,015	$36,619
Interest and other income	3,177	3,261

	41,192	39,880
Expenses:
Interest & amortization of deferred financing costs	12,622	15,130
Depreciation and amortization	10,487	10,399
General and administrative	3,867	1,851

	26,976	27,380

Income before unconsolidated entity	14,216	12,500
Income from unconsolidated joint venture	412	493

Income from continuing operations	14,628	12,993
Discontinued operations
Loss from discontinued operations	(72)	(83)

Net income	14,556	12,910
Preferred stock dividends	(1,919)	(1,919)

Income available to common stockholders	$12,637	$10,991

Reconciliation between funds from operations and net income:
Net income	$14,556	$12,910
Preferred stock dividends	(1,919)	(1,919)
Depreciation and amortization	10,487	10,399
Depreciation in income from joint venture	188	187
Depreciation in discontinued operations	—	275
Impairment of assets in discontinued operations	—	645
Loss on sale of facility from joint venture	77	—

Funds From Operations (“FFO”) available to common stockholders(1)	$23,389	$22,497

Basic/diluted per share amounts available to common stockholders:
Income from continuing operations	$0.20	$0.23

Discontinued operations	$—	$(0.01)

Net income	$0.20	$0.22

Funds from operations(1)	$0.36	$0.46

Weighted average shares outstanding	64,796	49,169

(1)	We believe that funds from operations is an important supplemental measure of operating performance because it excludes the effect of depreciation, impairment of assets and gains (losses) from sales of facilities (all of which are based on historical costs which may be of limited relevance in evaluating current performance). Additionally, funds from operations is widely used by industry analysts as a measure of operating performance for equity REITs. We therefore disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation and impairment of assets, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs or as defined by the National Association of Real Estate Investment Trusts. The Securities and Exchange Commission may not allow the Company to add back impairment of assets charges in the calculation of funds from operations in the future and for all comparable periods. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

NATIONWIDE HEALTH PROPERTIES, INC.

BALANCE SHEETS

MARCH 31, 2004

(IN THOUSANDS)

	March 31, 2004	December 31, 2003
ASSETS
Investments in real estate:
Real estate properties
Land	$158,365	$153,002
Buildings and improvements	1,388,426	1,316,163

	1,546,791	1,469,165
Less accumulated depreciation	(268,765)	(259,406)

	1,278,026	1,209,759
Mortgage loans receivable, net	95,819	93,386
Investment in unconsolidated joint venture	13,948	14,824

	1,387,793	1,317,969
Cash and cash equivalents	12,788	10,726
Receivables	7,940	5,661
Assets held for sale	3,511	3,511
Other assets	49,511	46,688

	$1,461,543	$1,384,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank borrowings	$25,000	$63,000
Senior notes due 2004—2038	517,000	540,750
Notes and bonds payable	140,737	133,775
Accounts payable and accrued liabilities	49,189	44,623
Stockholders’ equity:
Preferred stock	100,000	100,000
Common stock	6,647	5,897
Capital in excess of par value	864,456	725,260
Cumulative net income	748,509	733,953
Cumulative dividends	(989,995)	(962,703)

Total stockholders’ equity	729,617	602,407

	$1,461,543	$1,384,555

NATIONWIDE HEALTH PROPERTIES, INC.

SUPPLEMENTAL ANALYST INFORMATION

MARCH 31, 2004

PORTFOLIO COMPOSITION
EQUITY OWNERSHIP	94%
MORTGAGE LOANS RECEIVABLE	6%

100%
ASSISTED AND INDEPENDENT LIVING FACILITIES	47%
SKILLED NURSING FACILITIES	36%
CONTINUING CARE RETIREMENT COMMUNITIES	13%
OTHER	4%

100%

OWNED FACILITIES
	FACILITIES	INVESTMENT
ASSISTED & IND LIVING FACILITIES	131	$753,720,000	$71,769	PER UNIT
SKILLED NURSING FACILITIES	157	$531,895,000	$29,328	PER BED
CONTINUING CARE RETIREMENT COM.	12	$194,039,000	$68,541	PER BED/UNIT
SPECIALTY HOSPITALS	7	$67,137,000	$221,574	PER BED

MORTGAGE LOANS RECEIVABLE
	FACILITIES	INVESTMENT

SKILLED NURSING FACILITIES	22	$62,907,000	$22,427	PER BED
ASSISTED & IND LIVING FACILITIES	2	$11,450,000	$54,009	PER UNIT
CONTINUING CARE RETIREMENT COM.	1	$21,462,000	$50,145	PER BED/UNIT

	2004	2003	2002
TOTAL RENT COVERAGE—MATURE FACILITIES
ASSISTED AND INDEPENDENT LIVING FACILITIES	1.3	1.3	1.4
SKILLED NURSING FACILITIES	1.8	1.7	1.7
CONTINUING CARE RETIREMENT COMMUNITIES	1.6	1.6	1.5
OCCUPANCY—MATURE FACILITIES
ASSISTED AND INDEPENDENT LIVING FACILITIES	88%	88%	88%
SKILLED NURSING FACILITIES	82%	82%	84%
CONTINUING CARE RETIREMENT COMMUNITIES	88%	89%	90%
PERCENT PRIVATE PAY AND MEDICARE
ASSISTED AND INDEPENDENT LIVING FACILITIES	100%	100%	100%
SKILLED NURSING FACILITIES	32%	31%	29%

INVESTMENT BY OPERATOR
(excluding assets held for sale)
	NUMBER OF FACILITIES	INVESTMENT AMOUNT	PERCENT OF INVESTMENT	PERCENT OF REVENUES

ALTERRA HEALTHCARE CORPORATION	54	$194,046,000	12%	12%
AMERICAN RETIREMENT CORPORATION*	16	186,523,000	11%	12%
ATRIA SENIOR LIVING GROUP	17	124,583,000	8%	11%
BEVERLY ENTERPRISES, INC.*	29	97,105,000	6%	8%
LAUREATE GROUP	6	83,881,000	5%	4%
COMPLETE CARE SERVICES	34	68,231,000	4%	5%
SENIOR SERVICES OF AMERICA	9	60,413,000	4%	1%
AMERICAN SENIOR LIVING	10	58,888,000	4%	3%
EPOCH SENIOR LIVING, INC.	6	53,354,000	3%	3%
NEXION HEALTH MANAGEMENT, INC.	19	50,799,000	3%	4%
LIBERTY HEALTHCARE	13	49,518,000	3%	3%
LIFE CARE CENTERS OF AMERICA, INC.	6	46,705,000	3%	3%
HEALTHSOUTH CORPORATION*	2	45,645,000	3%	2%
THE NEWTON GROUP, LLC	4	42,400,000	2%	2%
TRANS HEALTHCARE, INC.	6	27,956,000	2%	2%
OTHER—PUBLIC COMPANIES	24	85,891,000	5%	5%
OTHER	77	366,672,000	22%	20%

	332	$1,642,610,000	100%	100%

* PUBLIC COMPANY
SECURITY DEPOSITS
BANK LETTERS OF CREDIT		$35,402,000
CASH DEPOSITS		$17,139,000
CURRENT CAPITALIZATION
REVOLVING BANK LINE OF CREDIT (MATURES 4/07)		$25,000,000		2%
SENIOR DEBT		$657,737,000		39%
EQUITY (UNDEPRECIATED BOOK BASIS)		$998,382,000		59%

DEBT COMPOSITION

	AMOUNT	WEIGHTED RATE

FIXED RATE	$640,253,000	7.6%
FLOATING RATE	$17,484,000	1.3%
FLOATING RATE REVOLVING BANK LINE OF CREDIT	$25,000,000	4.0% Prime/2.3% LIBOR

CURRENT YEAR ACQUISITIONS
4 SKILLED NURSING FACILITIES	326	BEDS	$15,144,000
2 ASSISTED AND INDEPENDENT LIVING FACILITIES	174	UNITS	14,179,000
5 SPECIALTY HOSPITALS	187	UNITS	50,066,000

			$79,389,000

NATIONWIDE HEALTH PROPERTIES, INC.

SUPPLEMENTAL ANALYST INFORMATION

MARCH 31, 2004

MEDIUM TERM NOTE MATURITIES

YEAR	AMOUNT		WEIGHTED RATE

Q3 2004	$44,000,000		9.9%
Q4 2004	55,000,000	(1)	6.9%
Q1 2005	18,000,000		8.7%
Q4 2006	63,500,000		7.4%
Q1 2007	25,000,000		7.4%
Q2 2007	60,000,000		7.4%
Q1 2008	25,000,000		8.5%
Q3 2008	40,000,000	(2)	6.6%
Q4 2008	33,500,000	(3)	7.6%
2009	50,000,000		7.8%
2010	—		—
2011	—		—
2012	100,000,000		8.3%
2013	—		—
THEREAFTER	3,000,000		9.1%

	$517,000,000		7.8%

(1)	Includes $55,000,000 of 6.9% MTNs putable October of 2004, '07, '09, '12, '17, '27 with a final maturity in 2037.
(2)	Includes $40,000,000 of 6.59% MTNs putable July of 2008, '13, '18, '23, '28 with a final maturity in 2038.
(3)	Includes $33,500,000 of 7.6% MTNs putable November of 2008, '13, '18, '23 with a final maturity in 2028.

NOTES AND BONDS PAYABLE MATURITIES

YEAR	AMOUNT	WEIGHTED RATE
Q3 2005	$1,561,000	7.6%
Q4 2005	13,541,000	7.6%
2011	6,117,000	7.7%
2012	29,066,000	7.7%
2013	36,559,000	5.9%
THEREAFTER	53,893,000	5.1%

	$140,737,000	6.2%

LEASE EXPIRATIONS

YEAR	MINIMUM RENT	NUMBER OF FACILITIES
2004	$911,000	2
2005	2,752,000	5
2006	17,013,000	39
2007	5,851,000	13
2008	2,967,000	7
2009	2,923,000	5
2010	14,298,000	26
2011	4,836,000	15
2012	18,399,000	22
2013	15,138,000	26
THEREAFTER	67,705,000	144

	$152,793,000	304

MORTGAGE LOAN RECEIVABLE PRINCIPAL PAYMENTS

YEAR	PRINCIPAL PAYMENTS	NUMBER OF FACILITIES
2004	7,304,000	2
2005	1,702,000	4
2006	10,045,000	4
2007	19,086,000	3
2008	5,560,000	1
2009	862,000	—
2010	1,008,000	—
2011	4,997,000	2
2012	1,226,000	—
2013	9,854,000	—
THEREAFTER	36,406,000	9

	$98,050,000	25

JOINT VENTURE INFORMATION FOR THE PERIOD ENDED MARCH 31, 2004 (dollars in thousands)

NHP has a 25% interest in a joint venture that owns 48 assisted living facilities operated by Alterra. In addition to its share of the income, NHP receives a management fee of 2.5% of the joint venture revenues. This fee is included in general and administrative expense below.

INCOME STATEMENT
Three Months Ended March 31, 2004

Rental income	$3,727
Expenses:
Interest and amortization of deferred financing costs	1,205
Depreciation and amortization	739
General and administrative	233

2,177

Income from continuing operations	1,550
Discontinued operations
Loss on sale	(307)
Income from discontinued operations	29

(278)

Net income	$1,272

BALANCE SHEET
ASSETS		LIABILITIES AND EQUITY
Real estate:		Notes and bonds payable	$60,779
Land	$12,876	Accounts payable and accr. liab.	3,398
Buildings and improvements	106,259

	119,135	Equity:
Less accumulated depreciation	(5,575)	Capital Contributions	65,501

	113,560	Distributions	(21,076)
Cash and cash equivalents	5,222	Cumulative net income	11,366

Other assets	1,186	Total equity	55,791

	$119,968		$119,968